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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report June 16, 1998




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


                1050 West Blue Ridge Boulevard, PANACO Building,
                           Kansas City, MO              64145-1216
               (Address of principal executive offices) (Zip Code)




      Registrant's telephone number, including area code: (816) 942 - 6300







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

Item 2.           Acquisition or Disposition of Assets

         On May 14, 1998 PANACO entered into a definitive agreement with BP Exploration ("BP") to acquire BP's 100% interest in East Breaks Blocks 165 and 209 and 75% interest in High Island Block 587. The acquisition closed on May 28, 1998 and will be accounted for using the purchase method. PANACO acquired the properties for $19.5 million in cash. Current production from these properties is approximately 2,300 barrels of oil per day and 4,000 Mcf of gas per day. Included with the properties is 3-D seismic data covering twenty offshore blocks. PANACO became the operator of all three blocks effective June 1, 1998.

                     Highlights of the Acquisition include:

     1. The production platform in Block 165 is named "Snapper". This mammoth structure, located in 863 feet of water, is among the tallest bottom supported structures in the Gulf of Mexico. The two wells in High Island Block 587 are completed subsea and tied back to the East Breaks 165 production platform. The remaining 25% of High Island Block 587 is owned by Burlington Resources.

     2. PANACO acquired 31.72 miles of 12" pipeline, with capacity of over 20,000 barrels of oil per day, which ties the production platform back to the High Island Pipeline System, the major oil transportation system in the area.

     3. PANACO will benefit from oil net back agreements which are in place for up to 4,000 barrels per day of oil production from other operators in the area, some of which is scheduled to commence in June.

     4. PANACO also acquired 9.3 miles of 12 3/4" pipeline, which ties the production platform back to the High Island Offshore System, the major gas transportation system in the area.

     5. Additional capacity is present for both processing and transportation, which PANACO is currently marketing to several operators in the area.

Item 7.           Financial Statements and Exhibits

(a)       Financial Statements of business acquired.

                  The required audited financial information is not currently available but management expects to file the information within 60 days.

(b)       Pro Forma Financial Information.

                  The required pro forma financial information is not currently available but management expects to file the information within 60 days.

(c)       Exhibits

     10.22 Asset Sale and Purchase Agreement dated May 14, 1998 between PANACO, Inc. and BP Exploration & Oil Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PANACO, Inc.

Date: June 16, 1998                                /s/H.James Maxwell
---------------------------                       -------------------------
                                                  H. James Maxwell
                                                  Chief Executive Officer

                        ASSET SALE AND PURCHASE AGREEMENT


     THIS ASSET SALE AND PURCHASE AGREEMENT ("Agreement") is made and entered into May 14, 1998, but shall be effective as of June 1, 1998, at 12:01 a.m. C.S.T. (the "Effective Time") by and between BP EXPLORATION & OIL INC., an Ohio corporation ("Seller") and PANACO, INC. a Delaware corporation ("Buyer"). Seller and Buyer are sometimes individually referred to as a "Party" and collectively as the "Parties."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller's right, title and interest in certain properties located on the Outer Continental Shelf ("OCS") of the Gulf of Mexico known as the Snapper Field, as further described in Exhibit "A", which is attached hereto and made a part hereof for all purposes.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, Seller and Buyer agree as follows:

                                    ARTICLE 1

                                Purchase And Sale

         1.1 Seller agrees to sell and Buyer agrees to purchase, for the consideration recited and upon the terms and conditions contained in this Agreement, the Assets (as hereinafter defined). For purposes of this Agreement, the term "Assets" shall mean all of Seller's right, title and interest in and to:

          (a) the oil, gas and mineral leases described in Exhibit "A" and the leasehold estates created thereby (the "Leases");

          (b) all rights incident to the Leases including,  without  limitation,

     (i) all rights with respect to use and occupation of the surface thereof and subsurface depths thereunder as described on Exhibit "A",

     (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Lease being a part thereof, including all production from such pool or unit allocated to such Lease, and

     (iii)all tenements, hereditaments and appurtenances pertaining to such Leases;

          (c) to the extent assignable, all easements, rights-of-way, servitudes, permits, licenses and other estates or similar rights or privileges related to or used in connection with the Leases, including without limitation the following pipeline rights-of-way (the "Easements"):

          (i) OCS Right-of Way No. OCS-G 012297 covering 5.94 miles from Block A-587, High Island Area, South Addition to Block 165, East Breaks Area;

          (ii) OCS Right-of Way No. OCS-G 012298 covering 5.94 miles from Block A-587, High Island Area, South Addition to Block 165, East Breaks Area;

          (iii)OCS Right-of Way No. OCS-G 012299 covering 5.94 miles from Block 165, East Breaks Area, to Block A-587, High Island Area, South Addition;

          (d) all wells, personal property, equipment, structures, facilities, gathering systems, fixtures, inventory, spare parts, tools and improvements located on or used in connection with the Leases and the Easements;

          (e) that certain 12 inch diameter oil pipeline known as Segment IV-High Island Pipeline System ("Segment IV-HIPS"), together with all necessary accessories and rights-of-way, approximately 31.72 miles in length extending from the Snapper platform located on Block 165, East Breaks Area to a junction with Segment I-High Island Pipeline System located on Block A-474, High Island Area, South Addition;

          (f) that certain 12-3/4 inch diameter gas pipeline, together with all necessary accessories and rights-of-way, approximately 9.3 miles in length extending from the Snapper platform located on Block 165, East Breaks Area to a junction with the-High Island Offshore System ("HIOS") located on Block A-582, High Island Area, South Addition;

          (g) a license from Seller to Buyer, which is freely assignable by Buyer without payment to Seller, to use approximately 180 square miles of Seller's proprietary 3D seismic surveys acquired by Geco in 1986 and 1987 and reprocessed by Seller in 1989 covering approximately 20 OCS Blocks in the High Island Area South Addition and the East Breaks Area centered roughly around Block 163, East Breaks Area. Seller shall retain ownership and title to such 3D seismic data;

          (h) to the extent assignable, all contracts, agreements, leases and other assignments used in connection with the Leases and the Easements including without limitation that certain Operating Agreement attached as Exhibit "C" to that certain Joint Bidding Agreement by and between Sohio Petroleum Company, predecessor in interest to Seller, and Union Texas
     Petroleum Corporation, predecessor in interest to Burlington Resources Offshore Inc., effective July 5, 1984, as amended, covering the lease described in paragraph 1.(c) of Exhibit "A" hereto ("Operating Agreement");

          (i) all oil, gas,  distillate,  condensate,  casinghead  gas and other liquid or gaseous hydrocarbons and other minerals (collectively, "Hydrocarbons") produced from or attributable to the Leases, and proceeds attributable thereto, to the extent attributable to the period of time after the Effective Time (with imbalances, if any, to be settled by Seller); and

          (j) originals of all non-confidential books, records, and files that relate to the foregoing interests.

     1.2 Notwithstanding the above, Seller expressly retains and reserves all rights in and to the following (collectively, the "Excluded Assets"):

          (a) all corporate, financial, tax and legal records of Seller;

          (b) all geophysical, geological or geochemical interpretations, and all geophysical, geological or geochemical data owned by or licensed from third parties which is not transferable or is subject to a confidentiality obligation in favor of a third party, or any of Seller's intellectual property, trade secrets, software, patents, trademarks, logos or service marks used in developing or operating the Leases;

          (c) any accounts receivable or refunds, income or revenue, deposits, insurance, or awards attributable to ownership of the Assets prior to the Effective Time; and

          (d) any leased equipment for which Buyer does not specifically assume the lease or third party owned equipment and property located on the Leases (including without limitation, contractor equipment and oil spill response equipment).

         1.3 Seller and Buyer agree that the purchase price for all the Assets shall be Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00)
("Purchase Price"). Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000.00) of the Purchase Price amount shall be payable by Buyer to Seller upon execution of this Agreement by electronic transfer of immediately available funds to the National City Bank, Cleveland, Ohio, ABA #041000124, Account of First American Title Insurance Company Escrow Account, Account #2249491, Reference "BP Exchange/PANACO Inc.". The remaining Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000.00) of the Purchase Price amount shall be payable by Buyer to Seller at Closing (as hereinafter defined) and shall be made by electronic transfer of immediately available funds as above provided with respect to the first payment, unless otherwise designated by Seller or its assignee in writing prior to Closing. In the event that Closing shall not occur, Seller shall refund to Buyer the Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000.00) portion of the Purchase Price amount paid by Buyer to Seller on May 14, 1998, as hereinabove provided.

                                    ARTICLE 2

                 Permitted Encumbrances and Assumed Liabilities

         2.1 Seller and Buyer agree that the Assets will be subject to (and Buyer accepts the Assets subject to) all items of record, the terms, provisions and conditions contained in the Leases, servitudes and/or other instruments or agreements through which Seller received its interest in the Assets and all agreements, documents or other instruments burdening or applicable to the Assets, or any of them, to the extent same are valid and subsisting and affect the Assets ("Permitted Encumbrances"). Nothing herein shall create or constitute a recognition of any rights in third parties, or constitute any ratification or revival of rights or agreements that are no longer enforceable.

         2.2 AS OF THE EFFECTIVE TIME, BUYER HEREBY ASSUMES ALL LIABILITIES, DUTIES AND OBLIGATIONS OF EVERY KIND WHATSOEVER OF SELLER RELATIVE TO THE OWNERSHIP AND OPERATION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE OBLIGATION TO (i) PROPERLY PLUG, ABANDON AND RESTORE ALL WELLS NOW OR HEREAFTER LOCATED ON THE LEASES AND (ii) PROPERLY SALVAGE, ABANDON AND RESTORE ALL FACILITIES, STRUCTURES AND EQUIPMENT NOW OR HEREAFTER LOCATED ON OR ATTRIBUTABLE TO THE ASSETS; PROVIDED, HOWEVER, THAT BUYER SHALL NOT ASSUME AND SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO THE EXCLUDED ASSETS.


                                    ARTICLE 3

                               Preferential Rights

         3.1 Seller shall use reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, to comply with all preferential right provisions relative to the Assets prior to Closing. Seller shall promptly notify Buyer if any preferential rights are exercised or if the requisite period has elapsed without said rights having been exercised. If the holder of any preferential right validly elects to purchase all or a part of the Assets, this Agreement shall be null and void and no Party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any Party from any liability for any breach hereof.

                                    ARTICLE 4

                         Representations and Warranties

     4.1 Buyer and Seller each represent and warrant to the other, that as of the Effective Time:

         (a) The Party making the representation is a corporation validly existing and in good standing under the laws of that corporation's state of incorporation, with the corporate power and authority to own property and assets such as the Assets and to carry on its business as now being conducted.

         (b) The Party making the representation has the corporate power and authority to execute and deliver this Agreement and to consummate the transaction contemplated in this Agreement. This Agreement constitutes a valid and binding obligation of the Party making the representation, enforceable against it in accordance with the terms hereof, and no other corporate act, approval or proceeding on its part is required to authorize the execution and delivery of this Agreement or the consummation of the transaction contemplated hereunder. This Agreement (and all closing documents) are executed by appropriate officials having full corporate authority to execute and deliver such documents on behalf of the Party making the representation.

         (c) This Agreement, and the execution and delivery hereof by the representing and warranting Party, do not, and the consummation of the transaction contemplated hereunder will not, violate any provision of, or constitute a default under, the charter or by-laws of such Party or any law or regulation to which it is subject, or any provision of any assignment, indenture, mortgage, lien, lease, instrument, order, arbitration award, judgment or decree to which it is a Party or by which it or any of its assets or properties is bound.

         (d)      There  are  no  bankruptcy,   reorganization  or  receivership
                  proceedings pending, being contemplated or threatened against the Party making the representation.

         (e) There are no suits, actions or other proceedings pending or threatened that seek to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

     4.2 Seller represents and warrants to Buyer, that as of the Effective Time:

         (a) To Seller's knowledge, all material leases, contracts and permits affecting the Assets have been disclosed to Buyer and, to the extent assignable, are to be transferred to Buyer pursuant to this Agreement.

         (b) To Seller's knowledge, the Assets have been operated by Seller in accordance will all applicable rules and regulations of all governmental authorities having or asserting jurisdiction relating to the ownership, operation and production of the Assets.

         (c) To Seller's knowledge, all Leases and leaseholds to be transferred to Buyer hereunder and which are listed in Exhibit "A" are in full force and effect, according to their respective terms, and Seller has complied with the terms of all governmental orders or directives directly applicable to the Assets.

         (d) To Seller's knowledge, Seller is not in material breach as to the Assets and any wells thereon as to any laws, regulations, rules, decrees or orders, and Seller has fulfilled the material obligations of material agreements affecting the Assets.

         (e) Except as otherwise provided in this Agreement or as relates to amounts disputed by Seller, Seller will pay and to Seller's knowledge, Seller has paid, all bills, debts, expenses or charges relating to the ownership and operation of the Assets prior to the Effective Time in the normal course of its business operations.

         (f) To Seller's knowledge, all proceeds of production attributable to the Assets are currently being paid directly to Seller or its authorized agents without the furnishing of indemnity, other than the customary warranty contained in the division orders, transfer orders or gas sale contracts that have been furnished to Buyer, and no portion of such proceeds are being held in suspense.

         (g) To Seller's knowledge, Seller has obtained all permits, licenses and other authorizations which are presently required under federal, state and local laws with respect to pollution or protection of the environment relating to the Assets.

         (h) To Seller's knowledge, (i) none of the operations of Seller relating to the Assets are the subject of a pending federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release or discharge of any toxic or hazardous waste or substance into the environment, and (ii) Seller has no material contingent liability in connection with any release or discharge of any toxic or hazardous waste or substance into the environment from the Assets.

         (i) To Seller's knowledge, Seller has made available for examination applicable written agreements, correspondence, reports, required safety plans, compliance statement or other documents of which Seller is aware that materially affect the Assets including, but not limited to, applicable operating agreements, joint venture agreements, tax partnership agreements, farmout agreements and area of mutual interest agreements.

         (j) For purposes of the special warranty provided for in Article 5.1, Seller represents that its Working Interest and Net Revenue Interest (as those terms are defined in Exhibit "A") in each of the Leases are as reflected in Exhibit "A".

     4.3 Buyer represents and warrants to Seller, that as of the Effective Time:

          (a) Buyer has currently available all funds necessary to pay the Purchase Price due Seller under the terms of this Agreement.

          (b) All information requested by Buyer from Seller has been made available to Buyer. Buyer has performed due diligence to Buyer's complete satisfaction on the Assets, which includes, without limitation, physical inspection(s), environmental assessment(s), reviewing well data and other files and performing all necessary tasks involved in evaluating the Assets.

          (c) Buyer is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller and that it has had access to the Assets, the officers and employees of Seller, and the books, records and files of Seller relating to the Assets in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, and that Buyer has relied solely on the basis of its own independent due diligence investigation of the Assets and has satisfied itself of the condition of the Assets, including without limitation, the environmental condition of and the title to the Assets.

          (d) Buyer is acquiring the Assets for its own benefit and account and is not acquiring the Assets with the intent of distributing fractional undivided interests in the Assets that would be subject to regulation by federal or state securities law, and that if, in the future, Buyer should sell or otherwise dispose of the Assets in any manner that would be subject to securities regulation, Buyer will fully comply with all federal and state securities laws.

          (e) Buyer (i) is qualified with the Minerals Management Service ("MMS") and all governmental agencies having jurisdiction to hold and operate the Leases and Assets, (ii) has complied with all bonding requirements imposed by applicable federal, state and local regulations and
     (iii) has obtained, or will obtain, or has applied, or will apply, for the transfer of permits to operate the Assets.

                                    ARTICLE 5

                            Limitations on Warranties

         5.1 SELLER AGREES TO CONVEY THE ASSETS TO BUYER SUBJECT TO ALL ROYALTIES, PERMITTED ENCUMBRANCES, AND SURFACE RIGHTS AND WITHOUT WARRANTY OF TITLE, EXPRESS, STATUTORY OR IMPLIED, except that Seller specially warrants and agrees to defend title to the Assets as set forth in Exhibit "A" against the lawful claims and demands of all persons claiming title to the Assets by, through and under Seller, but not otherwise.

         5.2 BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE CONDITION OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE
STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, (f) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (g) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (h) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH AND (i) THE PRESENCE OF OR DISPOSAL OF NORM [AS HEREINAFTER DEFINED] OR HAZARDOUS SUBSTANCES), IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

         5.3 SELLER HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND BUYER HEREBY WAIVES AND ACKNOWLEDGES THAT SELLER HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO (a) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR VERBAL) NOW, HERETOFORE, OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER OR (b) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, OR THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS AFTER CLOSING.

         5.4 SELLER HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND BUYER HEREBY WAIVES AND ACKNOWLEDGES THAT SELLER HAS NOT MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED RELATING TO THE ENVIRONMENTAL CONDITION OF THE ASSETS. BUYER RELEASES SELLER FROM ANY LIABILITY WITH RESPECT TO THE ASSETS WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE AND WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH SELLER'S OWNERSHIP OF THE ASSETS OR USE OF THE ASSETS. WITHOUT LIMITING THE ABOVE, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER AND AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS AND EXPENSES WHATSOEVER (INCLUDING WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE ASSETS OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. ss. 9601 et seq.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. ss. 6901 et seq.), THE CLEAN WATER ACT (33 U.S.C. ss. 466 et seq.), THE SAFE DRINKING WATER ACT (14 U.S.C. ss. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. ss. 7401 et seq.) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990, AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAWS, WHETHER OR NOT ARISING DURING THE PERIOD OF, OR FROM, OR IN CONNECTION WITH, SELLER'S OWNERSHIP OF THE ASSETS OR USE OF THE ASSETS, AND WHETHER OR NOT ATTRIBUTABLE TO THE STRICT LIABILITY OF SELLER OR TO THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, NEGLIGENCE OF SELLER, EVEN IF CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

         5.5 It is the intention of the Parties that Buyer's rights and remedies with respect to this transaction and with respect to all acts or practices of Seller, past, present or future, in connection with this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices--Consumer Protection Act, Tex. Bus. & Com. Code Ann. ss. 17.41 et seq. (the "DTPA"). As such, Buyer hereby waives the applicability of the DTPA to this transaction and any and all duties, rights or remedies that might be imposed by the DTPA, whether such duties, rights and remedies are applied directly by the DTPA itself or indirectly in connection with other statutes; provided, however, Buyer does not waive Section 17.555 of the DTPA. Buyer acknowledges, represents and warrants that it is purchasing the goods and/or services covered by this Agreement for commercial or business use; that it has assets of $5 million or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles; that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of a transaction such as this; and that it is not in a significantly disparate bargaining position with Seller.


                                    ARTICLE 6

                              Environmental Matters

         6.1 Buyer acknowledges that the Assets have been used by Seller for oil and gas drilling and production operations, related oilfield operations and possibly for the storage and disposal of "hazardous substances" (as those substances are so classified by state and federal laws and regulations) and physical changes in the Assets (or adjacent lands) may have occurred as a result of such uses. In this regard, the Assets may also contain unplugged (or improperly plugged) wellbores or equipment, whether or not of a similar nature, the locations of which may not now be known or readily apparent by a physical inspection of the Assets. Buyer understands and acknowledges that Seller does not have the requisite information with which to determine the exact condition of the Assets nor the effect any such use has had on the physical condition of the Assets.

         6.2 Seller acknowledges that some oilfield production equipment forming part of the Assets may contain asbestos and/or naturally occurring radioactive material ("NORM"). In this regard, Buyer specifically acknowledges that NORM may affix or attach itself to the inside of wellbores, materials and equipment as scale or in other forms, and that wells, materials and equipment forming part of the Assets and being located on a Lease may contain NORM and that NORM-containing materials may have been disposed of on or off the Leases. Buyer expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Assets if and where they may be found, and that Buyer assumes all liability for or in connection with assessment, remediation, removal, transportation or disposal of any such materials located on or disposed of on or off the Leases whether before or after the Effective Time.

         6.3 Buyer hereby releases and discharges any and all claims at law or in equity, known or unknown, whether now existing or arising in the future, contingent or otherwise, which it has or may have against Seller with respect to any matter or circumstances of the Assets relating to environmental laws, the release of materials in or to the environment, protection of the environment or health, or the presence of or disposal of NORM or hazardous substances. Buyer acknowledges that Seller has not made and will make no representation or warranty regarding any matter or circumstance relating to such matter and that nothing in this Agreement shall be construed as such a representation or warranty.

                                    ARTICLE 7

                                 Indemnification

         7.1 As of the Effective Time, Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses (including without limitation court costs and reasonable attorney's fees) caused by, arising from or attributable to (i) the ownership or operation of the Assets after the Effective Time, (ii) any breach by Buyer of any representation, warranty, assignment or covenant of Buyer hereunder, (iii) the plugging and abandonment of all wells now or hereafter located on the Leases and the salvaging and abandonment of all structures and facilities now or hereafter located on the Leases and (iv) any matter or circumstance relating to liabilities assumed by Buyer hereunder including, without limitation, any matter or circumstance relating to environmental laws, the release of materials into the environment, protection of the environment or health or the presence of or disposal of NORM either on or off the Leases, regardless of whether known or unknown, whether attributable to periods of time before or after the Effective Time and whether Seller was wholly or partially negligent or otherwise at fault, even if caused by the gross negligence or willful misconduct of Seller.

         7.2 As of the Effective Time, Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all claims, liabilities, losses, costs and expenses (including without limitation court costs and reasonable attorney's fees) caused by, arising from or attributable to (i) the ownership or operation of the Assets prior to the Effective Time, but specifically excluding any such claims, liabilities, losses, costs and expenses with respect to which Buyer has agreed to indemnify Seller pursuant to Article 7.1 above, (ii) any breach by Seller of any representation, warranty, agreement or covenant of Seller hereunder, and (iii) the Excluded Assets.


                                    ARTICLE 8

                          Accounting Matters and Taxes

         8.1 All (i) Hydrocarbon revenues and expenses (including without limitation, Lease rental or maintenance expenses, overhead under operating agreements, capital expenditures or prepaid charges and royalties and other payments out of production, but excluding all non-cash charges attributable to depletion, depreciation, bad debt losses, lease abandonment, etc.) and (ii) taxes pertaining to the Assets or Hydrocarbon production from the Assets and similar obligations, all of which are attributable to the Assets and relating to the period prior to the Effective Time shall be owned by and borne by Seller. All similar Hydrocarbon revenues and expenses and taxes attributable to the Assets and relating to the period after the Effective Time shall be owned by and borne by Buyer.

         8.2 Within ninety (90) days of the Closing, Seller shall prepare an accounting statement setting forth any revenues received and/or payments made by each Party on behalf of the other Party, as described in Article 8.1 above. To the extent reasonably required by Seller, Buyer shall assist in the preparation of the accounting statement. The accounting statement shall become final and binding on the Parties within thirty (30) days of Buyer's receipt thereof unless Buyer notifies Seller in writing of any disputes regarding the accounting statement. If there are no disputes, the appropriate Party shall make payment to the other Party in accordance with the accounting statement. Any disputes shall be resolved in writing by the Parties within fifteen (15) days of receipt of Buyer's notice. Within fifteen (15) days after resolution of any disputes, the appropriate Party shall make payment to the other Party in accordance with the Parties' written agreement.

         8.3 After final  payment is made  hereunder,  in the event either Party
(i) receives payments which are owed to the other Party pursuant to this Agreement, such receiving Party shall remit any amount received within thirty
(30) days of receipt, or (ii) receives invoices which are the responsibility of the other Party pursuant to this Agreement, such receiving Party shall immediately forward such invoice to the other Party.

         8.4 Any applicable (i) transfer taxes, (ii) documentary taxes and (iii) sales taxes relating to the conveyance of the Assets pursuant to this Agreement shall be paid by Buyer.

                                    ARTICLE 9

                                Escrow Agreement

         9.1 Buyer and Seller agree to execute at Closing an Escrow Agreement substantially in the form attached hereto as Exhibit "C", which is attached hereto and made a part hereof for all purposes, to secure the performance of the obligations assumed by Buyer under Article 2.2 to (i) properly plug, abandon and restore all wells now or hereafter located on the Leases and (ii) properly salvage, abandon and restore all facilities, structures and equipment now or hereafter located on or attributable to the Assets.


                                   ARTICLE 10

                                 Closing Matters

         10.1 The closing of the transactions contemplated in this Agreement ("Closing") shall take place at the offices of Seller on May 26, 1998, or on such earlier date as may be mutually agreed upon in writing by Buyer and Seller.

         10.2  The   obligations  of  Seller  to  consummate  the   transactions
contemplated by this Agreement are subject, at the option of Seller, to the following conditions:

         (a) The representations and warranties of Buyer herein contained shall be made again at Closing and shall be true and correct in all material respects.

         (b) Buyer shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to Closing.

         (c)      Buyer shall have delivered to Seller:

          (i) An executed original or counterpart of the Escrow Agreement substantially in the form attached hereto as Exhibit "C", as provided in Article 9.1.

          (ii) Other appropriate instruments necessary to effect or support the transaction contemplated in this Agreement, including without limitation, any ratification or joinder documents required to transfer any contract rights and any lease assignment forms, Designations of Operator or other forms required by governmental agencies to transfer ownership and operatorship of the Assets to Buyer.

          (iv) Funds in the amount of the balance of the Purchase Price amount as provided for in Article 1.3.

         10.3  The   obligations  of  Buyer  to  consummate   the   transactions
contemplated by this Agreement are subject, at the option of Buyer, to the following conditions:

         (a) The representations and warranties of Seller herein contained shall be made again at Closing and shall be true and correct in all material respects.

         (b) Seller shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to Closing.

         (c)      Seller shall have delivered to Buyer:

          (i) Assignments of the Leases in the forms attached hereto as Exhibits "B-1", "B-2" and "B-3", which are attached hereto and made a part hereof for all purposes; and

          (ii) Other appropriate instruments necessary to effect or support the transaction contemplated in this Agreement, including without limitation, any ratification or joinder documents required to transfer any contract rights and any lease assignment forms, Designations of Operator or other forms required by governmental agencies to transfer ownership and operatorship of the Assets to Buyer.

         (d) The inspection and due diligence undertaken by Buyer, if any, with respect to the Assets shall not have disclosed any material defect which has not been cured by Seller (or waived by Buyer) following written notice thereof having been given to Seller by Buyer at least five (5) days prior to Closing

         Upon Buyer's completion of its Closing obligations, Seller shall deliver to Buyer exclusive possession of the Assets as of the Closing (subject to the terms of any applicable joint operating agreement).

     10.4  Buyer  and  Seller  agree  to  perform  the  following   post-Closing
obligations:

         (a) Within ten (10) days following Closing, Buyer and Seller shall execute and file all forms (and Buyer shall perform all acts) required by the MMS and other appropriate governmental agencies to transfer title to the Assets from Seller to Buyer. The conveyances involved in this transaction are subject to approval by the MMS and other governmental agencies.

         (b) Buyer shall provide Seller a copy of Buyer's MMS bond and any other bonds required by governmental agencies, as described in
                  Article 4.3(e) of this Agreement within thirty (30) days of approval by the MMS.

         (c) Buyer shall promptly file all appropriate forms, declarations or bonds with federal and state governmental agencies relative to Buyer's assumption of operations from Seller. Buyer shall also take all actions necessary, with Seller's assistance as appropriate, to qualify as a successor operator under any applicable joint operating agreement subject to the terms of such operating agreement.

         (d) Within thirty (30) days following Closing, Buyer and Seller shall notify all purchasers of Hydrocarbons and governmental agencies that Buyer has purchased the Assets and has assumed liability for their continued operation. Buyer and Seller shall execute all transfer orders and division orders necessary to transfer payment of the proceeds from the sale of Hydrocarbons from the Assets as of the Effective Time to Buyer.

         (e) Within thirty (30) days following Closing, Seller shall deliver to Buyer originals of non-confidential books, records and files relating to the Assets. Seller retains the right to access (and copy at Seller's expense) such books, records and files delivered to Buyer.

         10.6 Within thirty (30) days after Closing, Buyer shall remove, or cause to be removed, from the platforms and facilities pertaining to the Assets, the name, logo and service mark of Seller and all variations a derivations thereof, and will not thereafter make use thereof.

                                   ARTICLE 11

                                  Miscellaneous

         11.1 Except as otherwise specifically provided herein, each Party to this Agreement shall pay its own expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions under this Agreement.

         11.2 Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any person who is not a Party to this Agreement (including without limitation, any broker or finder, creditor or other person), and this Agreement shall be effective only as between the Parties hereto, their successors and permitted assigns.

         11.3 Buyer and Seller further agree that each will, from time to time and upon reasonable request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, and take such other action as may be necessary, or advisable, to carry out their obligations under this Agreement. In addition, in the event of any future discrepancies in billings received by Buyer or accounting issues that may arise attributable to the period prior to the Effective Time, Seller shall reasonably assist Buyer in resolving such issues.

         11.4 Prior to the Closing, neither Party shall assign this Agreement or any of its rights or obligations under this Agreement without obtaining the prior written consent of the other Party, and any purported assignment by any Party without the prior written consent of the other Party shall be void.

          (a) Notwithstanding the foregoing, the Parties hereby agree that Seller, in lieu of the sale of Assets to Buyer for the cash consideration provided herein, shall have the right at any time prior to the Closing to assign all or a portion of its rights under this Agreement to a qualified intermediary in order to facilitate, either in whole or in part, a "like kind exchange" pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event Seller assigns its rights under this Agreement pursuant to this provision, Seller agrees to notify Buyer in writing of such assignment and Buyer hereby consents to such assignment. Under no circumstances shall Seller be released from this Agreement or the obligations provided for hereunder, and Buyer shall be entitled to look to Seller alone for satisfaction of and compliance with all such obligations, including the obligations set forth in Article 9 of this Agreement. Buyer shall not be liable for any damages, losses or expenses incurred by Seller or its intermediary and Seller shall not be entitled to a rescission of this transaction if: (i) Seller fails to take any steps to locate, negotiate for or designate exchange property, or (ii) any exchange property fails to qualify as "like-kind" property, or (iii) the like-kind exchange transaction otherwise fails for any reason to afford Seller some or all of the benefits of Section 1031 of the Code.

          (b) Seller shall defend, indemnify and hold harmless Buyer, its officers, directors, related shareholders, and the heirs, successors and assigns of each of them, from any and all cost, expense (including intermediary expenses) or liability, arising by reason of any exchange property acquisition or transfer or Buyer's dealings with its intermediary.

         11.5 Any notice provided or permitted to be given under this Agreement shall be in writing, and may be sent by personal delivery, facsimile machine or by depositing same in the United States Mail, addressed to the Party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner hereinabove described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt (or upon the date of attempted delivery where delivery is refused). Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means), and when delivered and receipted for, if hand-delivered, sent by express courier or delivery service. For purposes of notice, the designated representatives and addresses of the Parties shall be as set forth in Exhibit "A" or at such other address and number as either Party shall have previously designated by written notice to the other Party in the manner hereinabove set forth.

         11.6 The Parties agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall obtain the approval of the other Party to the text of such announcement or statement. Such approval shall not be unreasonably withheld. Nothing contained in this Article
11.6 shall be construed to require either Party to obtain approval of the other Party to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency, to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction, or necessary to comply with disclosure requirements of applicable securities laws.

         11.7 Time is of the essence in this Agreement and all time limits shall be strictly construed and enforced. The failure or delay of any Party in the enforcement of the rights granted under this Agreement shall not constitute a waiver of said rights nor shall it be considered as a basis for estoppel. Except as otherwise limited by the time limits contained in this Agreement, such Party may exercise its rights under this Agreement despite any delay or failure to enforce the rights when the right or obligation arose.

         11.8 This Agreement, and all operations conducted by the Parties pursuant to this Agreement, are expressly subject to and shall comply with all laws, orders, rules and regulations of any federal, state or local governmental authority having jurisdiction. No Party shall suffer a forfeiture or be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented or if such failure results from compliance with any applicable law, order, rule or regulation.

         11.9 THE PROVISIONS OF THIS AGREEMENT AND THE RELATIONSHIP OF THE PARTIES SHALL BE GOVERNED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

         11.10 In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement; in which event this Agreement shall be null and void. The Parties shall negotiate in good faith for any required modifications to this Agreement.

     11.11 The interpretation and construction of the terms of this Agreement will be governed by the following conventions:

         (a) All headings, captions, numbering sequences, paragraph headings and punctuation used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement.

         (b) Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than another.

         11.12 This Agreement, and the Exhibits attached and incorporated herein, contains the final and entire agreement of the Parties with respect to the subject matter of this contract. There are no representations, warranties or promises, oral or written, between the Parties other than those included in this Agreement. Upon execution of this Agreement by all Parties, this Agreement shall supersede and replace all previous negotiations, agreements, understandings or promises, whether written or oral, relative to the subject of this Agreement. Each of the Parties acknowledges that no other Party has made any promise, representation or warranty that is not expressly stated in this Agreement. This Agreement shall not be modified or changed except by a written amendment signed by all the Parties. This Agreement is entire as to all the performances to be rendered under it, and breach of any provision shall constitute a breach of the entire Agreement. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     11.13 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         11.14 This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original, and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument.

         11.15 BUYER'S ATTENTION IS DIRECTED TO CERTAIN PROVISIONS OF THIS AGREEMENT WHICH REQUIRE BUYER TO DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS IRRESPECTIVE OF THE STRICT LIABILITY OF SELLER OR THE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, NEGLIGENCE OF SELLER, AND IN SOME CASES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER.

IN WITNESS WHEREOF, the Parties have executed the Agreement on the date first written above.

BP EXPLORATION & OIL INC.                                 PANACO, INC.


By:       S. M.. Bennett                         By:        H. James Maxwell
Title:    Agent and Attorney-in-Fact             Title:     Chairman & C.E.O.

                                   EXHIBIT "A"

                   Attached to and made a part of that certain
        Sale and Purchase Agreement dated effective June 1, 1998, between
            BP Exploration & Oil Inc. and PANACO, Inc. ("Agreement")


                 DESCRIPTION OF LEASES; OPERATOR OF LEASES; AND
                  REPRESENTATIVES AND ADDRESSES OF THE PARTIES

         Except as otherwise provided, terms and phrases defined in the Agreement to which this Exhibit is attached and made a part shall have the same meaning when used herein. "E. T." as used herein, shall have the same meaning as Effective Time.

         As used in this Exhibit, "Net Revenue Interest" or "NRI" shall mean the percentage ownership of Seller, immediately prior to the Effective Time, of the right to receive Hydrocarbon production (either in-kind or the share of proceeds from sales of Hydrocarbon production) from the applicable Lease, after the deduction of all burdens upon a Lease such as lessor's royalty on production (other than taxes) as that share is set out in this Exhibit.

         As used in this Exhibit, "Working Interest" or "WI" shall mean the percentage record title interest and operating rights of Seller in and to each Lease as that share is set out in this Exhibit.

1.       Description of Leases

         (a) Federal Lease No. OCS-G 6280 effective October 1, 1983, covering all of Block 165, East Breaks Area, OCS Official Protraction Diagram No. NG 15-1, containing approximately 5760 acres, subject to a 16.67% royalty.

                                                WI %               NRI %
                                            Before E. T.        Before E. T.
                                       -----------------------------------------
             BP Exploration & Oil Inc.         100.00              83.33


         (b) Federal Lease No. OCS-G 7397 effective September 1, 1984, covering all of Block 209, East Breaks Area, OCS Official Protraction Diagram No. NG 15-1, containing approximately 5760 acres, subject to a 16.67% royalty.

                                                WI %               NRI %
                                            Before E. T.        Before E. T.
                                       -----------------------------------------
             BP Exploration & Oil Inc.         100.00              83.33


          (c) Federal Lease No. OCS-G 7349 effective September 1, 1984 covering all of Block A-587, High Island Area South Addition, OCS Leasing Map, Texas Map No. 7B, containing approximately 5760 acres, subject to a 16.67% royalty.
                                               WI %               NRI %
                                           Before E. T.        Before E. T.
                                      ------------------------------------------
            BP Exploration & Oil Inc.          75.00              62.50

2.       Operator of Leases

         (a)      Before Effective Time:             BP Exploration & Oil Inc.
         (b)      After Effective Time:              PANACO, Inc.



3.       Representatives and Addresses of the Parties

         (a)      Seller:

                  BP Exploration & Oil Inc.
                  200 WestLake Park Blvd. (77079)
                  P.O. Box 4587
                  Houston, TX 77210

                  S. M. Bennett
                  Manager, Land Department
                  Telephone:        (281) 560-5676
                  Facsimile:        (281) 560-3371

         (b)      Buyer:                              With a copy to:

                  PANACO, Inc.                        PANACO, Inc.
                  1050 West Blue Ridge Boulevard      1100 Louisiana, Suite 5100
                  Kansas City, MO 64145-1216          Houston, TX 77002-5220

                  H. James Maxwell                    Larry M. Wright
                  Chairman & C.E.O.                   President
                  Telephone:        (816) 942-6300    (713) 970-3100
                  Facsimile:        (816) 942-6305    (713) 209-0698

                                  EXHIBIT "B-1"

                         Attached to and made a part of
                 that certain Asset Sale and Purchase Agreement
                      dated effective June 1, 1998, between
                   BP Exploration & Oil Inc. and PANACO, Inc.


                       ASSIGNMENT OF RECORD TITLE INTEREST

         BP EXPLORATION & OIL INC., an Ohio Corporation ("BPX"), the address for which is 200 WestLake Park Blvd. (77079), P.O. Box 4587, Houston, Texas 77210, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby, assign, transfer, convey and deliver to PANACO, Inc. a Delaware corporation ("PANACO"), the address for which is 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216, all of BPX's right, title and interest in and to the following described oil and gas lease and associated interests located in the Outer Continental Shelf of the Gulf of Mexico (the "Lease"):

                  Federal Lease No. OCS-G 6280 effective October 1, 1983, covering all of Block 165, East Breaks Area, OCS Official Protraction Diagram No. NG 15-1, containing approximately 5760 acres.

         The interests conveyed herein are subject to and bound by the terms and conditions of the Lease and all agreements and permits relating to the Lease insofar and only insofar as each such agreement or permit may affect the Lease or operations conducted on the Lease. BPX hereby assigns certain rights, title and interests in and to those agreements or permits insofar as BPX has the right to assign such agreements or permits and only insofar as such agreements affect operations on or production from the Lease or PANACO's ownership interests in the Lease. This Assignment is further made subject to that certain Asset Sale and Purchase Agreement executed between BPX and PANACO effective June 1, 1998, as well as any agreements referenced therein and all exhibits and conveyances delivered subject thereto (the "Asset Sale and Purchase Agreement").

         This Assignment is made and accepted subject to all royalties, Permitted Encumbrances (as such term is defined in the Asset Sale and Purchase Agreement) and surface rights and without warranty of title, express, statutory or implied, except that BPX specially warrants and agrees to defend title to the Lease in the Net Revenue Interest and Working Interest percentages set forth in Exhibit "A" to the Asset Sale and Purchase Agreement against the lawful claims and demands of all persons claiming title to the Lease by, through and under BPX, but not otherwise, SAVE AND EXCEPT as against obligations assumed by PANACO. This Assignment shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Parties hereto.

         TO HAVE AND HOLD the Lease unto PANACO, its successors and assigns, in accordance with all the terms and provisions of the Lease and subject to all terms and conditions of the agreements, permits and the Asset Sale and Purchase Agreement. All of the representations, warranties, indemnities and agreements of or by BPX and PANACO contained in the Asset Sale and Purchase Agreement shall survive the Closing of this transaction as described in the Asset Sale and Purchase Agreement and shall not merge into the conveyancing documents. The Asset Sale and Purchase Agreement and its respective covenants shall be referenced in any subsequent assignment affecting the Lease and shall constitute covenants running with the land for the benefit of BPX and PANACO.

         IN WITNESS WHEREOF, this Assignment is executed by BPX and PANACO on the dates set forth in their respective acknowledgments hereto, but shall be effective as of June 1, 1998.


         WITNESSES:                                     ASSIGNOR:
                                           BP Exploration & Oil Inc.


                                           By:       S. M. Bennett
                                           Title:    Agent and Attorney-In-Fact


                                                        ASSIGNEE:
                                           PANACO, Inc.


                                           By:       H. James Maxwell
                                           Title:    Chairman & C.E.O

STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared S. M. Bennett known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for BP Exploration & Oil Inc., an Ohio corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ______, 1998.



Notary Public

My Commission Expires:


STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared H. James Maxwell known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she, being fully authorized to do so, executed and delivered the same as Chairman & C.E.O. for PANACO, Inc. a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of _______, 1998.


Notary Public

My Commission Expires:

                                  EXHIBIT "B-2"

                         Attached to and made a part of
                 that certain Asset Sale and Purchase Agreement
                      dated effective June 1, 1998, between
                   BP Exploration & Oil Inc. and PANACO, Inc.


                       ASSIGNMENT OF RECORD TITLE INTEREST

         BP EXPLORATION & OIL INC., an Ohio Corporation ("BPX"), the address for which is 200 WestLake Park Blvd. (77079), P.O. Box 4587, Houston, Texas 77210, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby, assign, transfer, convey and deliver to PANACO, Inc. a Delaware corporation ("PANACO"), the address for which is 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216, all of BPX's right, title and interest in and to the following described oil and gas lease and associated interests located in the Outer Continental Shelf of the Gulf of Mexico (the "Lease"):

                  Federal Lease No. OCS-G 7397 effective September 1, 1984, covering all of Block 209, East Breaks Area, OCS Official Protraction Diagram No. NG 15-1, containing approximately 5760 acres.

         The interests conveyed herein are subject to and bound by the terms and conditions of the Lease and all agreements and permits relating to the Lease insofar and only insofar as each such agreement or permit may affect the Lease or operations conducted on the Lease. BPX hereby assigns certain rights, title and interests in and to those agreements or permits insofar as BPX has the right to assign such agreements or permits and only insofar as such agreements affect operations on or production from the Lease or PANACO's ownership interests in the Lease. This Assignment is further made subject to that certain Asset Sale and Purchase Agreement executed between BPX and PANACO effective June 1, 1998, as well as any agreements referenced therein and all exhibits and conveyances delivered subject thereto (the "Asset Sale and Purchase Agreement").

         This Assignment is made and accepted subject to all royalties, Permitted Encumbrances (as such term is defined in the Asset Sale and Purchase Agreement) and surface rights and without warranty of title, express, statutory or implied, except that BPX specially warrants and agrees to defend title to the Lease in the Net Revenue Interest and Working Interest percentages set forth in Exhibit "A" to the Asset Sale and Purchase Agreement against the lawful claims and demands of all persons claiming title to the Lease by, through and under BPX, but not otherwise, SAVE AND EXCEPT as against obligations assumed by PANACO. This Assignment shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Parties hereto.

         TO HAVE AND HOLD the Lease unto PANACO, its successors and assigns, in accordance with all the terms and provisions of the Lease and subject to all terms and conditions of the agreements, permits and the Asset Sale and Purchase Agreement. All of the representations, warranties, indemnities and agreements of or by BPX and PANACO contained in the Asset Sale and Purchase Agreement shall survive the Closing of this transaction as described in the Asset Sale and Purchase Agreement and shall not merge into the conveyancing documents. The Asset Sale and Purchase Agreement and its respective covenants shall be referenced in any subsequent assignment affecting the Lease and shall constitute covenants running with the land for the benefit of BPX and PANACO.

         IN WITNESS WHEREOF, this Assignment is executed by BPX and PANACO on the dates set forth in their respective acknowledgments hereto, but shall be effective as of June 1, 1998.


         WITNESSES:                                     ASSIGNOR:
                                         BP Exploration & Oil Inc.


                                         By:       S. M. Bennett
                                         Title:    Agent and Attorney-In-Fact


                                                        ASSIGNEE:
                                         PANACO, Inc.


                                         By:       H. James Maxwell
                                         Title:    Chairman & C.E.O

STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared S. M. Bennett known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for BP Exploration & Oil Inc., an Ohio corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ______, 1998.



Notary Public

My Commission Expires:


STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared H. James Maxwell known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she, being fully authorized to do so, executed and delivered the same as Chairman & C.E.O. for PANACO, Inc. a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of _______, 1998.


Notary Public

My Commission Expires:

                                  EXHIBIT "B-3"

                         Attached to and made a part of
                 that certain Asset Sale and Purchase Agreement
                      dated effective June 1, 1998, between
                   BP Exploration & Oil Inc. and PANACO, Inc.


                       ASSIGNMENT OF RECORD TITLE INTEREST

         BP EXPLORATION & OIL INC., an Ohio Corporation ("BPX"), the address for which is 200 WestLake Park Blvd. (77079), P.O. Box 4587, Houston, Texas 77210, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby, assign, transfer, convey and deliver to PANACO, Inc. a Delaware corporation ("PANACO"), the address for which is 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216, all of BPX's right, title and interest in and to the following described oil and gas lease and associated interests located in the Outer Continental Shelf of the Gulf of Mexico (the "Lease"):

               Federal Lease No. OCS-G 7349 effective September 1, 1984 covering all of Block A-587, High Island Area South Addition, OCS Leasing Map, Texas Map No. 7B, containing approximately 5760 acres.

         The interests conveyed herein are subject to and bound by the terms and conditions of the Lease and all agreements and permits relating to the Lease insofar and only insofar as each such agreement or permit may affect the Lease or operations conducted on the Lease. BPX hereby assigns certain rights, title and interests in and to those agreements or permits insofar as BPX has the right to assign such agreements or permits and only insofar as such agreements affect operations on or production from the Lease or PANACO's ownership interests in the Lease. This Assignment is further made subject to that certain Asset Sale and Purchase Agreement executed between BPX and PANACO effective June 1, 1998, as well as any agreements referenced therein and all exhibits and conveyances delivered subject thereto (the "Asset Sale and Purchase Agreement").

         This Assignment is made and accepted subject to all royalties, Permitted Encumbrances (as such term is defined in the Asset Sale and Purchase Agreement) and surface rights and without warranty of title, express, statutory or implied, except that BPX specially warrants and agrees to defend title to the Lease in the Net Revenue Interest and Working Interest percentages set forth in Exhibit "A" to the Asset Sale and Purchase Agreement against the lawful claims and demands of all persons claiming title to the Lease by, through and under BPX, but not otherwise, SAVE AND EXCEPT as against obligations assumed by PANACO. This Assignment shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Parties hereto.

         TO HAVE AND HOLD the Lease unto PANACO, its successors and assigns, in accordance with all the terms and provisions of the Lease and subject to all terms and conditions of the agreements, permits and the Asset Sale and Purchase Agreement. All of the representations, warranties, indemnities and agreements of or by BPX and PANACO contained in the Asset Sale and Purchase Agreement shall survive the Closing of this transaction as described in the Asset Sale and Purchase Agreement and shall not merge into the conveyancing documents. The Asset Sale and Purchase Agreement and its respective covenants shall be referenced in any subsequent assignment affecting the Lease and shall constitute covenants running with the land for the benefit of BPX and PANACO.

         IN WITNESS WHEREOF, this Assignment is executed by BPX and PANACO on the dates set forth in their respective acknowledgments hereto, but shall be effective as of June 1, 1998.


         WITNESSES:                                     ASSIGNOR:
                                            BP Exploration & Oil Inc.


                                            By:       S. M. Bennett
                                            Title:    Agent and Attorney-In-Fact


                                                         ASSIGNEE:
                                            PANACO, Inc.


                                            By:       H. James Maxwell
                                            Title:    Chairman & C.E.O

STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared S. M. Bennett known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he, being fully authorized to do so, executed and delivered the same as Agent and Attorney-in-Fact for BP Exploration & Oil Inc., an Ohio corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____ day of ______, 1998.



Notary Public

My Commission Expires:


STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned Notary Public, on this day personally appeared H. James Maxwell known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she, being fully authorized to do so, executed and delivered the same as Chairman & C.E.O. for PANACO, Inc. a Delaware corporation, on the day and year therein mentioned and as the act and deed of said corporation, for the purpose and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of _______, 1998.


Notary Public

My Commission Expires:

                                   EXHIBIT "C"

                   Attached to and made a part of that certain
        Sale and Purchase Agreement dated effective June 1, 1998, between
            BP Exploration & Oil Inc. and PANACO, Inc. ("Agreement")


                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is entered into this 26th day of May, 1998, but shall be effective as of June 1, 1998 ("Effective Time") by and between BP Exploration & Oil Inc. ("BP"), PANACO, Inc. ("PANACO"), First Union National Bank of North Carolina ("First Union"), and Bank One, Texas, N.A.("Escrow Agent").


                                   WITNESSETH:

         WHEREAS, on May 14, 1998, BP and PANACO entered into a Purchase and Sale Agreement effective June 1, 1998 ("Purchase and Sale Agreement") wherein BP agreed to sell and PANACO agreed to purchase certain oil and gas properties, which are described and defined in the Purchase and Sale Agreement as "Assets";

         WHEREAS, in Article 2.2 of the Purchase and Sale Agreement, PANACO agreed to assume full responsibility for BP's share of the costs and obligations to (i) properly plug, abandon and restore all wells now or hereafter located on the Leases (as defined in the Purchase and Sale Agreement) and (ii) properly salvage, abandon and restore all facilities, structures and equipment now or hereafter located on or attributable to the Assets;

         WHEREAS, BP and PANACO desire that certain otherwise unencumbered funds be pledged and deposited, in a separate account in accordance with the terms of this Agreement, to secure the costs and expenses associated with or attributable to future compliance with the aforesaid contractual obligations; provided however, nothing contained herein shall limit PANACO's contractual obligations to BP to only that which may be satisfied by the proceeds pledged and deposited hereunder.

         NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, the parties agree as follows:

               1. PANACO does, in order to secure the faithful compliance with its contractual obligations contained in Article 2.2 of the Purchase and Sale Agreement, pledge unto and in favor of BP the funds deposited in the PANACO Offshore Abandonment Escrow Fund ("Escrow Fund"), including any accrued interest thereon. Such funds, including the accrued interest thereon, shall comprise the "Escrow Funds".

               2. Upon execution of this Agreement by the parties hereto, the Escrow Agent shall set up the Escrow Fund for the periodic pledge and deposit by PANACO of funds into the Escrow Fund. The parties further agree to execute any such further documents provided by the Escrow Agent reasonably required to establish the Escrow Fund.

               3. PANACO represents and warrants that the funds to be deposited into the Escrow Fund shall be unencumbered and free and clear of liens, encumbrances, security interest or other burdens. The parties further agree to execute any such further documents as may be reasonably required to have the funds which are pledged to BP paid and delivered to the Escrow Agent.

               4. First Union, by and through the execution of this Agreement, agree that BP's secured interest in and to the Escrow Funds shall be first in priority and that the interest of First Union in and to the Escrow Funds, if any, shall be subordinate to the secured interest of BP. First Union agrees not to, and herein expressly waives any right, to claim (whether affirmatively or defensively) that its interest in and to the Escrow Funds is superior to the secured interest of BP.

               5. Subsequent to the establishment of the Escrow Fund, PANACO, on or before July 1, 1998, shall deposit One Million Dollars ($1,000,000.00) with the Escrow Agent in the Escrow Fund. Thereafter, PANACO shall deposit Two Hundred Fifty Thousand Dollars ($250,000.00) with the Escrow Agent in the Escrow Fund on or before the first day of each calendar quarter (that is, January 1, April 1, July 1 and October 1 each year) commencing October 1, 1998. PANACO shall not be required to make further deposits to the Escrow Fund once PANACO has deposited a total of Six Million Five Hundred Thousand Dollars ($6,500,000.00) to the Escrow Fund.

               6. The C.E.O. of PANACO is authorized to direct the Escrow Agent regarding the investment direction of the Escrow Funds.

               7. The Escrow Agent shall invest and re-invest any cash held in the Escrow Fund in such investments as directed in writing by the individual referenced in Section 6 above, which shall be limited to U.S. Treasury obligations, U.S. government securities, insured AAA rated corporate or municipal securities, and cash equivalent funds comprised of tax exempt securities.

               8. All funds deposited in the Escrow Fund, including interest accrued thereon, shall be received by the Escrow Agent, and held in pledge to secure PANACO's contractual obligations to BP under the Purchase and Sale Agreement.

               9. In accordance with all federal, state and local laws and regulations, PANACO will commence and diligently pursue to completion the proper and prudent plugging, abandonment and restoration of any and all wells, equipment, facilities and structures associated with or attributable to the Assets when (a) required by such federal, state and local laws and regulations, (b) by the terms contained in the specific oil and gas lease(s), (c) applicable operating agreements, or
          (d) as PANACO deems prudent, whichever first applies.

               10. Thirty (30) days prior to seeking governmental approval to conduct a plugging, abandonment or restoration operation, PANACO shall provide written notice of said proposed operation to BP and the Escrow Agent. Prior to conducting a particular plugging, abandonment or restoration operation, PANACO will submit complete details of the proposed operation to the governmental agency or agencies having appropriate jurisdiction over such matters ("Agency") for approval and/or an application for a work permit. Upon receipt of approval and/or a work permit from the Agency, PANACO shall provide prompt notice of the same to BP and the Escrow Agent. Upon submittal by PANACO to the Escrow Agent of an AFE or invoice if PANACO is not the operator, or a plugging and/or work permit if PANACO is the operator, PANACO will be entitled to a disbursement from the Escrow Funds equal to fifty percent (50%) of the AFE, invoice or costs associated with the plugging, abandonment or restoration operation, as applicable. Upon completion of the operation, PANACO will provide BP and the Escrow Agent a certificate executed by an officer of PANACO verifying that the operation was conducted in compliance with (a) applicable federal, state and local laws and regulations, (b) the specific oil and gas lease(s), and (c) the applicable operating agreement(s). Thereafter, PANACO will be entitled to a disbursement of the remaining balance due associated with the applicable operation, which shall thereby be released from the Escrow Fund to PANACO. Within ninety (90) days after completion of the plugging, abandonment or restoration operation, PANACO will submit to BP proof that all costs and expenses associated with the plugging, abandonment or restoration operation have been fully paid and discharged.

               11. PANACO will promptly notify BP and the Escrow Agent in writing when all wells, equipment, facilities and structures associated with or attributable to the Assets have been properly and prudently plugged, abandoned and restored in compliance with (a) applicable federal, state and local laws and regulations, (b) the specific  oil and gas  lease(s),  and  (c)  the  applicable  operating agreement(s). PANACO shall additionally furnish BP and the Escrow Agent with a certificate executed by an officer of PANACO that all invoices associated with such work have been fully paid and discharged. Upon BP's written concurrence to release of the escrow (which will be promptly give if PANACO has complied with the terms of this Agreement and Article 2.2 of the Purchase and Sale Agreement), the Escrow Agent shall be authorized to immediately release to PANACO all funds, including principal and interest, remaining in the Escrow Fund. BP will furnish its written concurrence (if PANACO has complied wit the terms of this Agreement and Article 2.2 of the Purchase and Sale Agreement) within ninety (90) days after BP's receipt of the notice referenced above.

               12. PANACO will be deemed to have failed to comply with its plugging, abandonment, and restoration obligations under this Agreement and Article 2.2 of the Purchase and Sale Agreement, if BP has not received a true copy of the documentation submitted by PANACO which demonstrates that PANACO has satisfied the aforementioned plugging, abandonment, and restoration obligations no later than one hundred eighty (180) days after the obligation accrues in accordance with MMS rules and regulations with respect to each of the Assets. PANACO agrees that if the obligations contained in Article 2.2 of the Purchase and Sale Agreement are not complied with by PANACO in a timely and faithful manner, or in the event of PANACO's failure, insolvency, application for adjudication in bankruptcy, application by or against PANACO for assignment, composition, extension or receivership, or in the event of PANACO's failure to comply with any material obligation or condition herein undertaken, then it shall be lawful for, and PANACO does hereby authorize the Escrow Agent to immediately assign, transfer and deliver the whole of any of the amounts herein pledged and deposited, without recourse to judicial proceedings and without demand, appraisal, advertisement or notice of any kind, all of which are hereby expressly waived, to BP.

               13. If PANACO fails to comply with a material term of this Agreement or Article 2.2 of the Purchase and Sale Agreement, BP shall notify PANACO of such noncompliance. Sixty (60) days after such notification, if PANACO has not made the necessary corrections to comply with this Agreement or Article 2.2 of the Purchase and Sale Agreement, BP may remedy such noncompliance, without prejudice to BP's rights against PANACO, and direct the Escrow Agent to distribute to BP funds from the Escrow Fund to pay or reimburse BP for the expenses incurred or to be incurred in remedying the noncompliance. The Escrow Agent shall within ten (10) days of its receipt of notice and documentation of the expense incurred or to be incurred by BP, distribute funds to BP to pay or reimburse to BP for expenses incurred or to be incurred to remedy the noncompliance.

               14. BP shall have the right, at its own costs and expense, to audit PANACO's records relating to the plugging, abandonment and restoration of the wells, equipment, facilities and structures associated with or attributable to the Assets in order to satisfy itself that PANACO has complied with all of its obligations under this Agreement and Article 2.2 of the Purchase and Sale Agreement.

               15. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth herein. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, being purely administrative in nature, and that it shall incur no liability whatever except for willful misconduct or gross negligence.

               16. The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. The Escrow Agent shall be entitled to rely upon any written notice, demand, certificate or document provided by BP or PANACO which it believes in good faith to be genuine.

               17. The Escrow Agent shall be under no responsibility with respect to the monies deposited with it, the obligations of the parties herein, or the sufficiency of the Escrow Fund, other than to faithfully follow the instructions contained herein. The Escrow Agent may confer with counsel and shall be fully protected in any action taken in good faith, in accordance with such advice. The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with written instructions given to it hereunder and believed by it to have been signed by the proper parties.

               18. PANACO represents and warrants to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and that the Escrow Agent shall have no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state property tax, local or state sales or use tax, or any other tax by any taxing authority. PANACO agrees to indemnify the Escrow Agent fully from any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agrees to pay in full any such tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).

               19. PANACO hereby agrees to protect, defend, indemnify and hold harmless the Escrow Agent and/or any of its shareholders, directors, agents, officers and employees ("Indemnified Party") against any and all costs, losses, damages, liabilities, claims, expenses (including counsel fees and expenses) and claims incurred by it without gross negligence or willful malfeasance on the Indemnified Party's part
          ("Claims") arising out of or in connection with (a) the Indemnified Party entering into this Agreement, (b) Claims arising out of or in connection with the Indemnified Party's performance of its obligations under the Agreement, and (c) Claims arising out of or in connection with PANACO's performance of its obligations under this Agreement. BP hereby agrees to protect, defend, indemnify and hold harmless the Indemnified Party against any and all Claims arising out of or in connection with BP's performance of its obligations under this Agreement. In no event shall the Indemnified Party be liable for special, indirect, general, or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement.



               20. The Escrow Agent's fee shall be charged in accordance with its published Schedule of Fees. The Escrow Agent shall be reimbursed for its fees from income earned on the investments and is authorized to collect said fees by direct debit.

               21. The obligations of the Escrow Agent are contained in this Agreement, and the Escrow Agent is not expected to be or required to be familiar with the provisions of any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or non-observance by any one of the provisions of any such instrument or agreement even though it is incorporated by reference herein.

               22. The Escrow Agent shall render to PANACO and BP monthly statements of account with respect to the Escrow Fund which shall contain the following: (a) a schedule of receipt and disbursements during the accounting period; (b) a statement of income and unrealized gains or losses, and (c) a schedule of all assets held by the Escrow Agent in the Escrow Fund.

               23. Pursuant to the regulations of the Office of the Comptroller of the Currency [12 C.F.R 12.5(a)], the parties (other than the Escrow Agent) have the right to receive, at no additional cost and within five (5) business days of the transaction, a written notification disclosing certain information relating to securities purchase and sale transactions in the Escrow Fund. The Escrow Agent has the option of furnishing to the parties (other than the Escrow Agent), (a) a copy of the broker-dealer confirmation relating to the transaction, or (b) a written notification disclosing the following: the Escrow Agent's name, the account name, the Escrow Agent's capacity in the transaction, the identity, price and number of shares involved, the remuneration to the broker-dealer and its identity, the total remuneration to be received by the Escrow Agent, and, if no broker-dealer was involved, in the identity of the person from whom the security was purchased or to whom it was sold. In lieu of the foregoing time and form of notification, the parties agree that the Escrow Agent's periodic statements, provided under the terms of this Agreement, will suffice.

               24. The Escrow Agent hereby accepts the appointment hereunder and acknowledges establishment of the Escrow Fund and agrees to pledge and hold in pledge all funds deposited into the Escrow Fund in accordance with the terms of this Agreement.

               25. The Escrow Agent may resign for any reason, upon thirty (30) days prior written notice to PANACO and BP. Upon expiration of such thirty (30 day notice period, the Escrow Agent may deliver all cash and other property in its possession, after the payment of all fees and expenses of the Escrow Agent under this Agreement, to any successor escrow agent appointed by PANACO and BP, or if no successor escrow agent has been so appoint, to any court of competent jurisdiction in Harris County, Texas. The Escrow Agent shall have the right to deduct from the cash and other property to be transferred to the successor escrow agent any unpaid fees and expenses.

               26. This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder, provided however, the Escrow Agent's right to indemnity, and the right to receive payment of its fees and expenses shall survive the termination of this Agreement.

               27. All notices and other communications hereunder shall be deemed to be duly given if sent by first class mail, postage prepaid to the address set forth below. Any party to this Agreement may from time to time, change its address for notices by giving written notice of such change to the other parties hereto. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to, performance or non-performance of any condition, unless it has actually received written notice thereof clearly referring to this Agreement.


         If to BP                         BP Exploration & Oil Inc.
         by mail:                         P. O. Box 4587
                                          Houston, Texas 77210
                                          Attn:    S. M. Bennett
                                                   Manager, Land Department

         If to PANACO
         by mail:                         PANACO, Inc.
                                          1050 West Blue Ridge Boulevard
                                          Kansas City, Missouri 64145-1215
                                          Attn:    H. James Maxwell
                                                   C.E.O.

                                          with a copy to:

                                          PANACO, Inc.
                                          1100 Louisiana, Suite 5110
                                          Houston, Texas 77002-5220
         If to Escrow                     Attn:    Larry M. Wright
         Agent by mail:                            President

                                          Bank One, Texas, N.A.
                                          910 Travis, Suite 600
                                          Houston, Texas 77002
                                          Attn:  Corporate Trust

               27. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

               28. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by any person from the provisions hereof shall be effective in any event unless the same shall be in writing and signed by each of the parties hereto, and then any such waiver or consent shall be effective only in the specific instance and purpose for which given.

               29. This Agreement shall not be assignable, whether in whole or in part, without the express written consent of the non-assigning parties (which consent shall not be unreasonably withheld). The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereof and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Assets.

               30. This Agreement shall be governed by and construed under the laws of the State of Texas, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

               31. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership, or any type of association, and the parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

               32. Nothing contained in this Agreement shall entitle any persons other than the parties hereto or their authorized successors and assigns to any claim, cause of action, remedy or right of any kind.

               33. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

               34. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. There are no implied duties under this Agreement.







         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above, but effective as of the Effective Time.


BP EXPLORATION & OIL INC.                     PANACO, INC.


By:       S. M.. Bennett                      By:        H. James Maxwell
Title:    Agent and Attorney-in-Fact          Title:     Chairman & C.E.O.




FIRST UNION NATIONAL BANK                     BANK ONE, TEXAS, N.A.
OF NORTH CAROLINA


By:                                           By:
Title:                                        Title: